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                                                                    EXHIBIT 23.3



                       CONSENT OF LAZARD FRERES & CO. LLC



                                                                  March 30, 1999



The Board of Directors
Medscape, Inc.
134 West 29th Street
New York, New York 10001-5399



    We hereby consent to the reference to the opinion of our Firm in the Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



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                                                       Very truly yours,

                                                       LAZARD FRERES & CO. LLC

                                                       By   /s/ STEPHEN H. SANDS
                                                            -------------------------------
                                                            Stephen H. Sands
                                                            Managing Director
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